     As filed with the Securities and Exchange Commission on August 20, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             XO COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               54-1983517
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             11111 Sunset Hills Road
                             Reston, Virginia 20190
                                 (703) 547-2000
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

    -----------------------------------------------------------------------
        XO Communications, Inc. 401(k) Savings and Retirement Plan
                    XO Communications, Inc. Stock Option Plan
                            (Full title of the plans)
    -----------------------------------------------------------------------

                               Gary D. Begeman, Esq.
                             XO Communications, Inc.
                             11111 Sunset Hills Road
                             Reston, Virginia 20190
                                 (703) 547-2000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

     -----------------------------------------------------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
     -----------------------------------------------------------------------

                                    CALCULATION OF REGISTRATION FEE
======================== ================ ==================== ==================== ==================
 Title of securities to    Amount to be     Proposed maximum     Proposed maximum       Amount of
     be registered        registered (1)   offering price per   aggregate offering   registration fee
                                                share (2)            price (2)
------------------------ ---------------- -------------------- -------------------- ------------------
Class A Common Stock,
$0.02 par value per
share                       12,000,000            $1.665             $19,980,000       $4,995
======================== ================ ==================== ==================== ==================

     (1) This Registration Statement covers 10,000,000 additional shares of Class A common stock,
$0.02 par value per share (the "Common Stock") issuable pursuant to the XO Communications, Inc.
Stock Option Plan and 2,000,000 additional shares of Common Stock issuable pursuant to the XO
Communications, Inc. 401(k) Savings and Retirement Plan (the "401(k) Plan") (collectively, the
"Plans"). In addition, this Registration Statement covers an indeterminable number of participation interests to be offered and sold pursuant to the 401(k) Plan, and an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the
"Securities Act").

     (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on August 15,
2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by XO Communications, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed pursuant to the Exchange Act;

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     (d) The Company's Current Reports on Form 8-K as filed with the Commission on January 12, 2001, April 30, 2001, and July 6, 2001, and the Company's Amended Current Reports on Form 8-K/A as filed with the Commission on August 21, 2000, January 18, 2001 and July 19, 2001;

     (e) The Company's Registration Statement on Form S-8 (Registration No. 333-39414) filed pursuant to the Securities Act on June 15, 2000; and

     (f) The description of the Common Stock, which is incorporated by reference into the Company's Registration Statement on Form 8-A, File No. 000-22939, dated August 4, 1997, filed pursuant to the Exchange Act, as amended by the Company's Form 8-A/A-1, dated September 18, 1997, and contained in the Company's Registration Statement on Form S-1, File No. 333-32001, filed pursuant to the Securities Act.

     In addition, all documents filed by the Company or the 401(k) Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). IN ADDITION, THE COMPANY WILL PROVIDE ALL DOCUMENTS REQUIRED TO BE DELIVERED TO PARTICIPANTS PURSUANT TO RULE 428(b) OF THE SECURITIES ACT. REQUESTS FOR SUCH DOCUMENTS

SHOULD BE DIRECTED TO RICHARD A. MONTFORT, ESQ., XO COMMUNICATIONS, INC., 11111 SUNSET HILLS ROAD, RESTON, VIRGINIA 20190, (703) 547-2000.


Item 8. EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher with respect to the legality of the securities to be issued pursuant to the Plans.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Ernst & Young LLP.

     23.3      Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24        Power of Attorney (reference is made to the signature page).

     The Company hereby undertakes to submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan as a tax-exempt retirement trust so long as the 401(k) Plan remains in force.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 17th day of August, 2001.

                                        XO COMMUNICATIONS, INC.

                                        By: /s/ Daniel F. Akerson
                                            ------------------------------
                                            Daniel F. Akerson
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 17th day of August, 2001.

                                        XO Communications, Inc.
                                        401(k) Savings and Retirement Plan

                                        By: /s/ Thomas W. Antonielli, Jr.
                                            ------------------------------
                                            A member of the Administrative
                                            Committee of the Plan


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of XO Communications, Inc. hereby severally and individually constitute and appoint Gary D. Begeman, Wayne
M. Rehberger and Richard A. Montfort, Jr., and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                       Title                       Date
          ---------                       -----                       ----

/s/ Daniel F. Akerson           Chairman of the Board and        August 17, 2001
-----------------------------   Chief Executive Officer
Daniel F. Akerson               (Principal Executive Officer)


/s/ Nathaniel A. Davis          President, Chief Operating       August 17, 2001
-----------------------------   Officer and Director
Nathaniel A. Davis


/s/ Wayne M. Rehberger          Senior Vice President and        August 17, 2001
-----------------------------   Chief Financial Officer
Wayne M. Rehberger              (Principal Financial Officer
                                and Principal Accounting
                                Officer)


/s/ Joseph L. Cole              Director                            24 May, 2001
-----------------------------
Joseph L. Cole


/s/ Sandra J. Horbach           Director                         August 17, 2001
-----------------------------
Sandra J. Horbach


/s/ Nicholas Kauser             Director                            May 25, 2001
-----------------------------
Nicolas Kauser


/s/ Craig O. McCaw              Director                         August 17, 2001
-----------------------------
Craig O. McCaw


/s/ Sharon L. Nelson            Director                         August 17, 2001
-----------------------------
Sharon L. Nelson


/s/ Henry F. Nothhaft           Director                         August 17, 2001
-----------------------------
Henry F. Nothhaft

          Signature                       Title                      Date
          ---------                       -----                      ----

/s/ Jeffrey S. Raikes           Director                         August 17, 2001
-----------------------------
Jeffrey S. Raikes


/s/ Peter C. Waal               Director                            May 28, 2001
-----------------------------
Peter C. Waal


                                Director                         _________, 2001
-----------------------------
Dennis Weibling

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

     5         Opinion of Willkie Farr & Gallagher.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Ernst & Young LLP.

     23.3      Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24        Powers of Attorney (included on signature page).